FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports First Quarter 2021 Results

•Net new business of $797.2 million; representing growth of 31.8%; Net book-to-bill of 1.24 excluding reimbursement revenue
•Net new business of $1,154.4 million; representing growth of 20.8%; Net book-to-bill of 1.33 including reimbursement revenue
•$933.8 million of total revenue; representing growth of 19.1% at actual foreign exchange rates and 17.6% on a constant currency basis
•GAAP net income per diluted share of $0.86; GAAP net income of $56.9 million
•Adjusted net income per diluted share was $1.35, representing growth of 28.6%; Adjusted net income of $89.6 million, representing growth of 33.0%

RALEIGH, N.C., April 28, 2021 -- PRA Health Sciences, Inc. (“PRA,” "we," "us" or the “Company”) (NASDAQ: PRAH) today reported financial results for the quarter ended March 31, 2021.

“I am delighted to report double-digit revenue and earnings growth for the first quarter of 2021” said Colin Shannon, PRA’s President and Chief Executive Officer. “The year has started on a strong note and we continue to be well-positioned for the remainder of 2021. We are working diligently preparing to close our merger with ICON, which is anticipated to close in July of this year.”

Net new business for our Clinical Research segment for the three months ended March 31, 2021 excluding reimbursement revenue was $797.2 million, representing growth of 31.8% and a net book-to-bill ratio of 1.24 for the period. Net new business for our Clinical Research segment for the three months ended March 31, 2021 including reimbursement revenue was $1,154.4 million, representing growth of 20.8% and a net book-to-bill of 1.33 for the period. We continue to see strength across the entire Clinical Research segment and our new business continues to be diversified across a number of different therapeutic areas. The mix of our new business awards continues to be in line with prior years with approximately 50% of our new business coming from large pharma and the remainder coming from mid-sized pharma and biotech. Net new business, excluding reimbursement revenue, contributed to an ending backlog at March 31, 2021 of $5.5 billion, an increase of 16.4% year over year.

For the three months ended March 31, 2021, revenue was $933.8 million, which represents an increase of 19.1%, or $150.1 million, compared to the three months ended March 31, 2020 at actual foreign exchange rates. On a constant currency basis, revenue increased $137.6 million, an increase of 17.6% compared to the first quarter of 2020. By segment, the Clinical Research segment generated revenues of $866.6 million, representing an increase of 19.3%, while the Data Solutions segment generated revenues of $67.1 million, representing an increase of 16.6%. Our customer concentration continues to be well-diversified, with our top five clients representing approximately 35% of revenue, with no client representing more than 10% of our revenue during the quarter.

Direct costs, exclusive of depreciation and amortization, were $472.0 million during the three months ended March 31, 2021 compared to $403.9 million for the three months ended March 31, 2020 at actual foreign exchange rates. On a constant currency basis, direct costs increased $57.5 million compared to the first quarter of 2020. The increase in direct costs continues to be driven by increased labor costs in our Clinical Research segment as we continue to hire to support our growth and increased data costs in our Data Solutions segment as we renew existing contracts and add new data assets. Direct costs were 50.5% of revenue during the first quarter of 2021 compared to 51.5% of revenue during the first quarter of 2020.

Selling, general and administrative expenses were $122.8 million during the three months ended March 31, 2021 compared to $107.0 million for the three months ended March 31, 2020. Selling, general and administrative costs were 13.1% of revenue during the first quarter of 2021 compared to 13.6% of revenue during the first quarter of 2020.

GAAP net income was $56.9 million for the three months ended March 31, 2021, or $0.86 per share on a diluted basis, compared to GAAP net income of $40.7 million for the three months ended March 31, 2020, or $0.63 per share on a diluted basis.

EBITDA was $114.4 million for the three months ended March 31, 2021, representing an increase of 10.8% compared to the three months ended March 31, 2020. Adjusted EBITDA was $135.8 million for the three months ended March 31, 2021, representing an increase of 21.1% compared to the three months ended March 31, 2020.

Adjusted net income was $89.6 million for the three months ended March 31, 2021, representing an increase of 33.0% compared to the three months ended March 31, 2020. Adjusted net income per diluted share was $1.35 for the three months ended March 31, 2021, representing an increase of 28.6% compared to the three months ended March 31, 2020.
Acquisition by ICON plc

On February 24, 2021, we entered into the a definitive merger agreement with ICON plc (ICON), ICON US Holdings Inc. (US Holdco) and Indigo Merger Sub, Inc. (Merger Sub). Under the terms of the merger agreement, Merger Sub will merge with and into PRA, with PRA surviving as a wholly owned subsidiary of ICON and US HoldCo. Upon successful completion of the merger, our stockholders will receive $80.00 per share in cash and 0.4125 ICON ordinary shares for each share of our common stock.

Conference Call Details

PRA will not hold a first quarter 2021 conference call.

Additional Information

A reconciliation of our non-GAAP measures, EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per share, to the corresponding GAAP measures is included in this press release.

A financial supplement with first quarter 2021 results, which should be read in conjunction with this press release, may be found in the Investor Relations section of our website at investor.prahs.com in a document titled “Q1 2021 Earnings Presentation.”

About PRA Health Sciences

PRA (NASDAQ: PRAH) is one of the world’s leading global contract research organizations by revenue, providing outsourced clinical development and data solution services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes more than 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and more than 18,100 employees worldwide. Since 2000, PRA has participated in approximately 4,200 clinical trials worldwide. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 100 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, immunology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with flexible clinical development service offerings, which include both traditional, project-based Phase I through Phase IV services, as well as embedded, functional outsourcing and data solution services. The Company has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the ‘Investor Relations’ section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Kevin Doherty
Solebury Trout
Managing Director
InvestorRelations@prahs.com or
kdoherty@soleburytrout.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that: the merger with ICON does not close or is delayed, the pending merger may adversely impact our business and the anticipated benefits of the merger are not realized; the potential loss, delay, or non-renewal of contracts by clients for services that the Company has performed could adversely affect our results; the Company may underprice contracts, overrun its cost estimates, or fail to receive approval for, or experience delays in, documenting change orders; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; client or therapeutic concentration or competition among clients could harm the Company’s business; the Company’s relationships with existing or potential clients who are in competition with each other may adversely impact the degree to which other clients or potential clients use its services; the Company may be unable to compete effectively with other players in the fragmented and highly competitive biopharmaceutical services industry; biopharmaceutical industry outsourcing trends and changes in spending and research and development budgets could change and adversely affect the Company’s operations and growth rate; the effects of the current COVID-19 pandemic could continue to affect adversely our business, results of operations and financial condition; the Company could be unable to attract suitable investigators and patients for its clinical trials and maintain its clinical development business; the Company may lose key personnel or be unable to recruit and retain experienced personnel; the Company's services could subject the Company to potential liability, including as a result of direct interaction with clinical trial patients and operation of clinical facilities; failure of the information systems upon which the Company depends, including those used to provide services to clients, could materially limit operations; a failure or breach of the Company’s IT systems could result in customer information being compromised or otherwise significantly disrupt the Company’s business operations; if the Company does not keep pace with rapid technological changes, its services may become less competitive or obsolete; the Company’s suppliers may increase its costs to obtain, restrict its use of or refuse to license its data, or the Company may otherwise be unable to continue to obtain products, services and licenses from third parties; the Company has a limited ability to protect its intellectual property rights domestically and internationally; the Company could be unsuccessful at investing in growth opportunities; the Company may be unable to successfully identify, acquire and integrate businesses, services and technologies; the Company may experience challenges with the acquisition, development, enhancement or deployment of the technology necessary to operate; the Company’s business is subject to economic, political and other risks associated with international operations, including foreign currency exchange rate fluctuations; the Company may be exposed to liabilities under anti-corruption laws due to the global nature of its business; the Company’ s failure to perform services in accordance with contractual requirements, certain laws and regulatory standards, and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the U.S. and international healthcare industry is subject to political, economic and/or regulatory influences and changes, such as healthcare reform; current and proposed laws and regulations regarding the protection of personal data could result in increased risks of liability or increased cost or could limit the Company’s service offerings; the Company may be unable to protect its intellectual property; patent and other intellectual property litigation could be time-consuming and costly; exchange rate fluctuations may affect the Company’s results of operations and financial condition; the Company’s effective income tax rate may fluctuate which may adversely affect its operations, earnings, and earnings per share; the Company may not realize the full value of its goodwill and intangible assets, and may be unable to use net operating loss carry-forwards; the Company has substantial indebtedness, some of which have interest rates pricing using a spread over LIBOR, and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; the Company may not be able to comply with the covenants in its financing agreements or generate sufficient funds to service its indebtedness; interest rate fluctuations may affect the Company’s results of operations and financial condition; the Company’s corporate governance documents and Delaware law could make a change in the board of directors or in control of the Company more difficult; and other factors that are set forth in the Company’ s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K filed with the SEC on February 24, 2021, as amended on March 30, 2021. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per diluted share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these measures provide useful supplemental information to management and investors regarding our operating results as they exclude certain items whose fluctuation from period- to- period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities. In addition, management believes that EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Additionally, because not all companies use identical calculations, these presentations of EBITDA, adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) may not be comparable to similarly titled measures of other companies.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA and adjusted net income (including adjusted net income per share on a diluted basis) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude stock-based compensation expense, loss (gain) on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses (gains), other non-operating expense (income), equity in (gains) losses of unconsolidated joint ventures, transaction-related costs, acquisition-related costs, severance costs and restructuring charges, prior year foreign research and development credits, lease termination expense,  non-cash rent adjustment, adjustment to reflect amounts attributable to noncontrolling interest and other charges. Adjusted net income is also adjusted to exclude amortization of intangible assets, amortization of terminated interest rate swaps, and amortization of deferred financing costs. EBITDA, adjusted EBITDA and adjusted net income are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA, adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

Some of these limitations are:
•EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
•EBITDA and adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA and adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate EBITDA and adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Constant Currency

Constant currency comparisons are based on translating local currency amounts in the current year period at actual foreign exchange rates for the prior year. The Company routinely evaluates its financial performance on a constant currency basis in order to facilitate period-to-period comparisons without regard to the impact of changing foreign currency exchange rates.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$933,775	$783,708
Operating expenses:
Direct costs (exclusive of depreciation and amortization expense)	472,010	403,862
Reimbursable expenses	223,352	176,841
Selling, general and administrative expenses	122,778	106,957
Transaction-related costs	13,436	609
Depreciation and amortization expense	32,568	32,278
Loss (gain) on disposal of fixed assets, net	123	(19)
Income from operations	69,508	63,180
Interest expense, net	(5,212)	(13,487)
Foreign currency gains, net	12,388	7,842
Other expense, net	(48)	(4)
Income before income taxes	76,636	57,531
Provision for income taxes	19,696	16,871
Net income	56,940	40,660
Net income per share attributable to common stockholders:
Basic	$0.89	$0.65
Diluted	$0.86	$0.63
Weighted average common shares outstanding:
Basic	64,147	62,933
Diluted	66,170	64,339

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$690,259	$506,303
Accounts receivable and unbilled services, net of allowance for credit losses of $3,103 and $3,064 as of March 31, 2021, and December 31, 2020, respectively	779,346	843,905
Other current assets	126,156	110,306
Total current assets	1,595,761	1,460,514
Fixed assets, net	192,462	194,620
Operating lease right-of-use assets	170,091	178,144
Goodwill	1,690,464	1,691,007
Intangible assets, net	581,170	599,885
Other assets	52,797	54,331
Total assets	$4,282,745	$4,178,501
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of borrowings under credit facilities	$91,300	$91,300
Current portion of long-term debt	25,000	25,000
Accounts payable	46,478	56,935
Accrued expenses and other current liabilities	388,361	320,375
Current portion of operating lease liabilities	38,771	39,631
Advanced billings	732,641	732,782
Total current liabilities	1,322,551	1,266,023
Long-term debt, net	1,152,663	1,158,668
Long-term portion of operating lease liabilities	150,551	158,983
Deferred tax liabilities	48,324	63,451
Other long-term liabilities	52,134	52,191
Total liabilities	2,726,223	2,699,316
Commitments and contingencies
Stockholders' equity:
Preferred stock (100,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- none	—	—
Common stock (1,000,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- 64,765,369 and 64,538,729 at March 31, 2021 and December 31, 2020, respectively	648	645
Additional paid-in capital	1,174,096	1,137,028
Accumulated other comprehensive loss	(115,487)	(98,813)
Retained earnings	497,265	440,325
Total stockholders' equity	1,556,522	1,479,185
Total liabilities and stockholders' equity	$4,282,745	$4,178,501

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$56,940	$40,660
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	32,568	32,278
Amortization of debt issuance costs	419	421
Amortization of terminated interest rate swaps	—	1,565
Stock-based compensation expense	18,772	15,425
Change in fair value of acquisition-related contingent consideration	—	574
Unrealized foreign currency gains, net	(18,158)	(4,788)
Deferred income tax benefit	(14,830)	(18,524)
Other reconciling items	(766)	135
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable, unbilled services, and advanced billings	68,921	(7,600)
Other operating assets and liabilities	48,339	436
Net cash provided by operating activities	192,205	60,582
Cash flows from investing activities:
Purchase of fixed assets	(18,734)	(21,460)
Cash paid for interest on interest rate swap, net	—	(780)
Proceeds from the sale of fixed assets	3	26
Acquisition of Care Innovations, Inc., net of cash acquired	—	(159,078)
Net cash used in investing activities	(18,731)	(181,292)
Cash flows from financing activities:
Borrowings on line of credit	—	100,000
Repayments of line of credit	—	(55,000)
Repayments of long-term debt	(6,250)	(6,250)
Proceeds from stock option exercises	18,299	2,908
Payments for debt issuance costs	—	(470)
Net cash provided by financing activities	12,049	41,188
Effects of foreign exchange changes on cash, cash equivalents, and restricted cash	(1,567)	(5,908)
Change in cash, cash equivalents, and restricted cash	183,956	(85,430)
Cash, cash equivalents, and restricted cash, beginning of period	506,303	236,270
Cash, cash equivalents, and restricted cash, end of period	$690,259	$150,840

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net income attributable to PRA Health Sciences, Inc.	$56,940	$40,660
Depreciation and amortization expense	32,568	32,278
Interest expense, net	5,212	13,487
Provision for income taxes	19,696	16,871
EBITDA	114,416	103,296
Stock-based compensation expense (a)	18,772	15,425
Loss (gains) on disposal of fixed assets, net (b)	123	(19)
Foreign currency gains, net (c)	(12,388)	(7,842)
Other non-operating expense, net (d)	48	4
Transaction-related costs (e)	13,436	609
Acquisition-related costs (f)	—	838
Non-cash rent adjustment (g)	(920)	(508)
Other charges (h)	2,264	282
Adjusted EBITDA	$135,751	$112,085

Net income attributable to PRA Health Sciences, Inc.	$56,940	$40,660
Provision for income taxes	19,696	16,871
Amortization of intangible assets	17,939	19,126
Amortization of deferred financing costs	419	421
Amortization of terminated interest rate swaps	—	1,565
Stock-based compensation expense (a)	18,772	15,425
Loss (gains) on disposal of fixed assets, net (b)	123	(19)
Foreign currency gains, net (c)	(12,388)	(7,842)
Other non-operating expense, net (d)	48	4
Transaction-related costs (e)	13,436	609
Acquisition-related costs (f)	—	838
Non-cash rent adjustment (g)	(920)	(508)
Other charges (h)	2,264	282
Adjusted pre-tax income	116,329	87,432
Adjusted tax expense (i)	(26,755)	(20,108)
Adjusted net income	$89,574	$67,324

Diluted weighted average common shares outstanding	66,170	64,339

Adjusted net income per diluted share	$1.35	$1.05
(a)Stock-based compensation expense represents the amount of recurring non-cash expense related to the Company’s equity compensation programs.
(b)Loss (gains) on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses from adjusted EBITDA and adjusted net income because they result from investing decisions rather than from decisions made related to our ongoing operations.
(c)Foreign currency gains, net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from adjusted EBITDA and adjusted net income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period- to- period do not necessarily correspond to changes in our operating results.
(d)Other non-operating expense, net represents income and expense that are non-operating and whose fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(e)Transaction-related costs include fees associated with costs associated with acquisition related earn-out liabilities, our secondary offerings, stock-based compensation expense related to the transfer restrictions on vested options, the amendment to our accounts receivable financing agreement, and expenses associated with our acquisitions.
(f)Acquisition-related costs primarily consist of professional fees, rebranding costs, the elimination of redundant facilities and any other costs incurred directly related to the integration of these acquisitions.
(g)We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.
(h)Represents charges incurred that are not considered part of our core operating results.
(i)Represents the tax effect of adjusted pre-tax income at our estimated effective tax rate.